EXHIBIT 10.25


     FIRST AMENDMENT TO LEASE entered into as of January 14, 1999 by and between BA LEASING & CAPITAL CORPORATION, a California corporation, with its principal office at 555 California Street, Fourth Floor, San Francisco, California 94104 ("Lessor") and GARDENBURGER, INC., an Oregon corporation, with its principal office at 1411 S.W. Morrison Street, Suite 400, Portland, OR 97205 ("Lessee") with reference to the following:

A. Lessor and Lessee have entered into a Lease Agreement dated as of May 28, 1998, and an Appendix No. 1 to the Lease Agreement dated as of May 28, 1998 (together the "Lease"; all defined terms therein not otherwise defined herein being used with their meanings as defined therein); and

B.   Lessor and Lessee now desire to amend the Lease as hereinafter set forth:


         NOW, THEREFORE, the parties hereto agree as follows:


1. In paragraph C entitled INTERIM TERM AND BASE TERM of the Appendix to the Lease, replace the third sentence to read:

     "The `Base Term' for each Unit will begin on, and include, its Base Date and continue for 84 months."

2. In paragraph D entitled UTILIZATION PERIOD, replace the date "December 31, 1998" with "June 30, 1999."

3. In paragraph E 3. entitled BASE RENT of the Appendix to the Lease, change the Delivery Date from "June 1998" to "June 1999".

4. In paragraph J entitled COVENANTS of the Appendix to the Lease, hereby amend and restate in its entirety to read as follows:

     "(a) If that certain Business Loan Agreement dated as of April 28, 1998 (the `Loan Agreement') between Bank of America National Trust and Savings Association (`BANTSA'), as lender, and Lessee, as borrower, terminates or ceases for any reason to be binding upon Lessee without being replaced by a replacement credit agreement with BANTSA or an affiliate (a `Termination'), then the covenants and agreements of Lessee contained in Article 8 of the Loan Agreement as such covenants and agreements may be from time to time amended or replaced shall be deemed incorporated herein and shall survive such Termination.

     (b) Lessee agrees that during the Lease Term it shall not, without Lessor's prior written consent, incur any additional debt other than the debt outstanding under the Loan Agreement, and that Lessor's consent to any future debt obligations of Lessee will be conditioned upon receipt of a subordination agreement executed by all lenders or creditors of Lessee, in form and substance acceptable to Lessor, subordinating all claims of any such lender or creditor against Lessee to any and all claims, now or at any later time existing (and renewals and extensions of the same) which Lessor may have against Lessee."

First Amendment to Lease
January 14, 1999
Page 2


     Except as is herein specifically amended, all of the terms, covenants, and provisions of the Lease remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the day and year written above.



GARDENBURGER, INC.                     BA LEASING & CAPITAL CORPORATION


By     /s/ Richard C. Dietz            By     /s/ Albert Norona
       ---------------------------            ---------------------------

Title: Chief Financial Officer         Title: Vice President

                                       By     /s/ Angela Catalli
                                              ---------------------------

                                       Title: Assistant Vice President

                              REQUEST FOR ADVANCE
                              -------------------

     Reference is made to the Lease Agreement dated as of May 28, 1998 capitalized terms unsed herein shall have the same meaning as the terms have in such Lease.

     Lessee hereby requests Lessor to make advances to the Vendors in the amounts indicated below and hereby certifies that in accordance with the terms of the relevant Purchase Agreement(s) the requisite amount of equipment has been or will be delivered or the requisite amount of work has been or will be completed so that the Vendors are entitled to progress payments in the amounts specified below. Lessee further confirms that Lessee is obligated to pay any Interim Rent provided in the relevant Appendix with respect to such advances.

Amount of           Date of             Lessee Purchase Order    Vendor's Name
Requested Advance   Requested Advance      Number and Date       and Address
-----------------   -----------------   ---------------------    -------------

$1,044,071.09       01/22/99            See Attached Annex A     See Attached
(Funding #7)                                                     Annex A





     IN WITNESS WHEREOF, Lessee has executed this REQUEST FOR ADVANCE on January 26, 1999.

                                   GARDENBURGER, INC.


                                   By:     /s/Richard C. Dietz
                                           -----------------------

                                   Title:  Chief Financial Officer

     PURCHASE AGREEMENT ASSIGNMENT dated January 22, 1999 between GARDENBURGER, INC., an Oregon corporation ("Assignor"), and BA LEASING & CAPITAL CORPORTION, a California corporation ("Assignee").

                                  INTRODUCTION
                                  ------------

     Assignor has entered into a purchase agreement no. SEE ATTACHED ANNEX A, dated SEE ATTACHED ANNEX A, (the "Purchase Agreement") with SEE ATTACHED ANNEX A ("Vendor"), a copy of which Purchase Agreement is attached hereto, provided for the sale to Assignor of food processing equipment (the "Units"), which Assignor desires to lease from Assignee under a Lease Agreement dated as of May 28, 1998 between Assignor and Assignee (the "Lease"; defined terms therein not otherwise defined herein being used herein as so defined).

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Purchase Agreement and the Units. Assignee hereby accepts such assignment. Notwithstanding such assignment, Assignor may pay for or make advances toward the purchase of one or more Units and then, subject to satisfaction of the relevant conditions precedent in the Appendix, obtain reimbursement from Assignee for such advances. Assignee hereby appoints Assignor as its agent solely for the purpose of purchasing such Units on behalf of Assignee under the Lease.

     2. Neither Assignor nor Assignee may amend, modify, rescind, or terminate any Purchase Agreement without the prior express written consent of the other.

     3. Notwithstanding this assignment, (a) Assignor shall at all times remain liable to Vendor under the Purchase Agreement to perform all the duties and obligations of the purchaser thereunder to the same extent as if this Purchase Agreement Assignment had not been executed, (b) the exercise by Assignee of any of the rights assigned hereunder shall not release Assignor from its duties or obligations to Vendor under any Purchase Agreement, (c) Assignee shall not be obligated to make any payment to Vendor other than an amount equal to the purchase price of the Units as shown on the Purchase Agreement attached hereto and (d) the obligation of Assignee to purchase the Units is conditioned upon acceptance of the Units by Assignor and the fulfillment by Assignor of the conditions set forth in the Lease.

     4. Assignor represents and warrants that (a) Assignor has the right to assign the Purchase Agreement without the Vendor's consent or, if not assignable, consent has been obtained and a copy of which is attached hereto,
(b) the right, title and interest of Assignor in the Purchase Agreement so assigned is and shall be free from all claims, liens, security interests and encumbrances, (c) Assignor will warrant and defend the assignment against claims and demands of all persons, (d) the Purchase Agreement contains no conditions under which Vendor may reclaim title to any Unit after delivery, acceptance and payment therefor and (e) the Purchase Agreement is and when the Purchase Agreement Assignment is executed and delivered it will be in full force and effect and enforceable in accordance with its terms and Assignor is not and will not then be in default thereunder.

     5. At any time and from time to time, upon the written request of Assignee, Assignor agrees to promptly and duly execute and deliver any and all such further documents and take such further actions as Assignee may reasonably request in order to obtain the full benefits of this Purchase Agreement Assignment and of the rights and powers herein granted.

     IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement Assignment to be duly executed as of the day and year first written above.

BA LEASING & CAPITAL CORPORATION        GARDENBURGER, INC.
     (Assignee)                             (Assignor)

By:    /s/Albert Norona                 By:    /s/Richard C. Dietz
       -------------------------               -------------------------

Title: Vice President                   Title: Chief Financial Officer


By:    /s/Angela Catalli
       -------------------------

Title: Assistant Vice President